AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 11, 2013

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE	82-0100790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

263 SHUMAN BLVD NAPERVILLE, ILLINOIS	60563
(Address of Principal Executive Offices)	(Zip Code)

2003 OFFICEMAX INCENTIVE AND PERFORMANCE PLAN

(Full title of the plan)

SUSAN WAGNER-FLEMING

SENIOR VICE PRESIDENT, CORPORATE SECRETARY, AND ASSOCIATE GENERAL COUNSEL

OFFICEMAX INCORPORATED

263 SHUMAN BLVD

NAPERVILLE, ILLINOIS 60563

(630) 438-7800

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, par value $2.50 per share	11,000,000 shares	$12.65(2)	$139,150,000(2)	$18,980.06(2)

(1)	The shares of common stock being registered will be issued in connection with the 2003 OfficeMax Incentive and Performance Plan. This registration statement also covers an indeterminate number of shares of common stock that may be issuable by reason of stock splits, stock dividends, or other adjustment provisions of the 2003 OfficeMax Incentive and Performance Plan, in accordance with Rule 416 under the Securities Act of 1933, as amended.
(2)	The aggregate offering price and registration fee have been calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended. The computation is based on the average of the high and low sale prices of the common stock as reported on the New York Stock Exchange on June 5, 2013.

EXPLANATORY NOTE

OfficeMax Incorporated, a Delaware corporation, is filing this registration statement for the purpose of registering an additional 11,000,000 shares of our common stock which may be issued in accordance with the terms of our 2003 OfficeMax Incentive and Performance Plan (the “Plan”) as a result of an amendment to that Plan approved by shareholders on April 29, 2013. In accordance with General Instruction E of Form S-8 and Rule 429, the contents of the prior registration statements (File Nos. 333-105245; 333-110397; 333-150957; and 333-166880) pertaining to shares of our common stock issuable under the Plan are incorporated herein by reference.

ITEM 8.	EXHIBITS.

4.1	2003 OfficeMax Incentive and Performance Plan (Amended and Restated effective as of April 29, 2013). Filed as Appendix A to our Definitive Proxy Statement filed with the Securities and Exchange Commission on March 19, 2013 and incorporated herein by reference.

5.1*	Opinion of Susan Wagner-Fleming, Senior Vice President, Corporate Secretary and Associate General Counsel of the Company.

23.1*	Consent of Susan Wagner-Fleming, Senior Vice President, Corporate Secretary and Associate General Counsel of the Company (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP.

*	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, OfficeMax Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville, State of Illinois, on June 11, 2013.

OfficeMax Incorporated

By	/S/ RAVICHANDRA SALIGRAM
Ravichandra Saligram President and Chief Executive Officer

Dated: June 11, 2013

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, on behalf of the registrant and in the capacities indicated, on June 11, 2013.

Signature	Capacity
(i) Principal Executive Officer:

/s/ RAVICHANDRA SALIGRAM Ravichandra Saligram	President and Chief Executive Officer

(ii) Principal Financial Officer:

/s/ BRUCE BESANKO Bruce Besanko	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

(iii) Principal Accounting Officer:

/s/ DEBORAH A. O’CONNOR Deborah A. O’Connor	Senior Vice President, Finance and Chief Accounting Officer

(iv) Directors:

/s/ WARREN F. BRYANT Warren F. Bryant	/s/ V. JAMES MARINO V. James Marino

/s/ JOSEPH M. DEPINTO Joseph M. DePinto	/s/ WILLIAM J. MONTGORIS William J. Montgoris

/s/ RAKESH GANGWAL Rakesh Gangwal	/s/ RAVICHANDRA SALIGRAM Ravichandra Saligram

/s/ FRANCESCA RUIZ DE LUZURIAGA Francesca Ruiz de Luzuriaga	/s/ DAVID M. SZYMANSKI David M. Szymanski

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS
4.1	2003 OfficeMax Incentive and Performance Plan (Amended and Restated effective as of April 29, 2013). Filed as Appendix A to our Definitive Proxy Statement filed with the Securities and Exchange Commission on March 19, 2013 and incorporated herein by reference.

5.1*	Opinion of Susan Wagner-Fleming, Senior Vice President, Corporate Secretary and Associate General Counsel of the Company.

23.1*	Consent of Susan Wagner-Fleming, Senior Vice President, Corporate Secretary and Associate General Counsel of the Company (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP.

*	filed herewith